Exhibit 99.1

GlobalSCAPE, Inc. Recognized for Cloud Computing, File Transfer and Compliance Innovations
Company Receives Three 2017 Golden Bridge Awards for Product Excellence

SAN ANTONIO – September 12, 2017 – GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today announced it has been recognized for the Company’s leadership and innovation in Cloud Computing/Software as a Service (SaaS) Innovations with a Gold-level 2017 Golden Bridge Award. The Company has also been honored for its distinguished technology accomplishments in Managed File Transfer (MFT) Innovation as well as Governance, Risk and Compliance Innovation with additional Gold and Bronze awards, respectively.

Globalscape continues to demonstrate technology and product excellence in categories including:

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Cloud/SaaS Innovations (Gold Winner) – Enhanced File TransferTM (EFTTM) on Amazon Web Services or Microsoft Azure allows customers to use one or more instances of MFT with their public cloud deployments. With organizations moving their IT systems to the cloud at a breakneck pace, EFT provides the opportunity for IT organizations to fully leverage the power of AWS and Azure as they execute on their cloud transformation strategy.

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Managed File Transfer Innovations (Gold Winner) – The EFT Accelerate module provides increased speed, efficiency and reliability of data movement through accelerated file transfers. Costly bottlenecks, delays and latency issues are eliminated and data is moved securely between geographically dispersed servers or locations with full utilization of network bandwidth and faster upload and download times.

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Governance, Risk and Compliance Innovations (Bronze Winner) – As the General Data Protection Regulation (GDPR) deadline approaches, compliance is at the forefront of business’ priorities. Globalscape’s EFT platform approaches security and compliance as an integral feature, assisting highly regulated industries such as Financial Services, Healthcare, Retail and Manufacturing with compliance capabilities for rigorous industry regulations such as PCI DSS, FIPS 140-2, HIPAA, HITECH, Sarbanes-Oxley (SOX), GDPR and others.

Now in its 9th year, the annual Golden Bridge Awards program highlights distinguished companies for their achievements in organizational performance, innovations, products and services, diversity, product management, corporate communications, customer satisfaction programs and much more.

Winners will be honored in San Francisco on Monday, September 18, 2017 during the annual Red Carpet Golden Bridge Awards Ceremony.

Supporting Quote:
Peter Merkulov, Vice President of Product Strategy and Technology Alliances at Globalscape
“With many organizations considering undergoing a digital transformation, tools that enable secure, scalable and compliant data management are vital pieces of any businesses strategy. And with no signs of cloud computing slowing, offering distinguished cloud options is critical in any B2B environment, especially as a competitive differentiator. These product honors for Globalscape’s innovation are further affirmation to our customers and partners that as their business needs evolve, we will be there to offer industry-leading services, technology and support.”

For more information about any of Globalscape’s award-winning products, please visit: https://www.globalscape.com/products.

About the Golden Bridge Awards
Golden Bridge Awards are an annual industry and peers recognition program honoring best companies in every major industry from large to small and new start-ups in North America, Europe, Middle-East, Africa, Asia-Pacific, and Latin-America, Best New Products and Services, Best Innovations, Management and Teams, Women in Business and the Professions, Case Studies, Customer Satisfaction, and PR and Marketing Campaigns from all over the world. Learn more about The Golden Bridge Awards at www.goldenbridgeawards.com

About Globalscape
GlobalSCAPE, Inc. (NYSE American: GSB) is a worldwide leader in the secure movement and integration of data. Through Globalscape’s powerful yet intuitive technology, organizations can accelerate their digital transformation and maximize their potential by unleashing the power of data. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

Globalscape Press Contact
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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